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                                                                    Exhibit 99.1

[LIBERTY MEDIA LOGO]

[PROVIDE COMMERCE(TM) LOGO]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

PROVIDE COMMERCE, INC.                             LIBERTY MEDIA CORPORATION
Gordon Bigler                                      John Orr
(858) 909-4171                                     (720) 875-5622

                     STOCKHOLDERS OF PROVIDE COMMERCE, INC.
         APPROVE MERGER PROPOSAL AND LIBERTY MEDIA CORPORATION COMPLETES
                         ACQUISITION OF PROVIDE COMMERCE

ENGLEWOOD, CO and SAN DIEGO, Calif., February 9, 2006 -- Liberty Media Corporation (NYSE:L; LMC.B) ("Liberty") and Provide Commerce, Inc. (Nasdaq:
PRVD) ("Provide") announced today that the proposal to adopt the Agreement and Plan of Merger between Liberty and Provide was approved by the holders of a majority of the outstanding shares of Provide at its Special Meeting of Stockholders held earlier today. Following the stockholder approval and having otherwise satisfied all conditions to closing, the merger of a wholly-owned subsidiary of Liberty with Provide was completed. As a result of the merger, each issued and outstanding share of Provide common stock was converted into the right to receive $33.75 in cash and Provide became a wholly owned subsidiary of Liberty.

Provide, which was formerly listed on the Nasdaq National Market under the symbol "PRVD", has voluntarily delisted its securities from trading on Nasdaq.

Letters of transmittal for use in exchanging shares of Provide commerce stock for the cash consideration are expected to be mailed to Provide's stockholders shortly.

"We are very happy to complete this transaction and to become part of the Liberty Media family," said Provide Commerce CEO Bill Strauss. "We would like to take this opportunity to thank our shareholders and our employees for a terrific tenure as a public company during the past two years. We have the opportunities we do because of our outstanding employees and their continued focus on executing our direct business model that delivers a superior value proposition for our customers."

ABOUT LIBERTY MEDIA CORPORATION

Liberty owns a broad range of electronic retailing, media, communications and entertainment businesses and investments. Its businesses include some of the world's most recognized and respected brands and companies, including QVC, Encore, Starz, IAC/InterActiveCorp, Expedia and News Corporation.

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ABOUT PROVIDE COMMERCE, INC.

Provide Commerce(SM) operates an e-commerce marketplace of websites for perishable goods that consistently delivers fresh, high-quality products direct from the supplier to the customer at competitive prices. The Company's platform combines an online storefront, proprietary supply chain management technology and established supplier relationships to create a market platform that bypasses traditional supply chains of wholesalers, distributors and retailers. Provide Commerce launched its marketplace in 1998 to sell and deliver fresh cut flowers for everyday and special occasions such as Thanksgiving, Christmas, birthday and anniversary events, through its ProFlowers(R) brand and website, www.proflowers.com. Provide Commerce also offers fresh fruit and premium meat direct from the supplier through its Gourmet Food business unit. To date, these offerings consist of Cherry Moon Farms(SM), www.cherrymoonfarms.com, and Uptown Prime(R), www.uptownprime.com and Secret Spoon(SM), www.secretspoon.com. For more information, please visit www.prvd.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations about Liberty Media, Provide Commerce and the transaction and include, but are not limited to, statements about the accretive nature of the transaction, the ability of Provide Commerce to leverage the Liberty Media resources following the closing of the transaction, the timing of the closing of the proposed transaction. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. The risks, uncertainties and assumptions that may affect the ability of the parties to successfully execute the described business model after the merger, include, but are not limited to, the failure to (a) successfully integrate Provide Commerce's e-commerce marketplace, (b) compete successfully in a highly competitive e-commerce environment or (c) retain Provide Commerce's employees, as well as the factors disclosed in Liberty Media's and Provide Commerce's filings with the U.S. Securities and Exchange Commission, available via Liberty Media's website at www.libertymedia.com and at Provide Commerce's website at www.prvd.com. Neither company undertakes any obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.